UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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Preliminary Information Statement

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Definitive Information Statement

UNITED CANNABIS CORPORATION

(Name of Registrant as Specified In Its Charter)

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United Cannabis Corporation

1600 Broadway, Suite 1600

Denver, Colorado 80202

October 27, 2015

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Dear Stockholders:

The enclosed Information Statement is being furnished to the holders of record of the shares of the common stock (the “Common Stock”) of United Cannabis Corporation, a Colorado corporation (the “Company” or “UCANN”), as of the close of business on the record date October 16, 2015 (the “Record Date”). The purpose of the Information Statement is to notify our stockholders that on November 20, 2014, the Company received an unanimous written consent in lieu of a meeting from the members of the Board of Directors (the “Board”) and a written consent of the holders (the “Majority Holders”) of a majority of the issued and outstanding shares of the Company’s Common Stock (the “Written Consent”). The Written Consent adopted resolutions that authorized the Company to effect the following corporate action:

(1)

Adopt our 2014 Stock Incentive Plan.

The accompanying Information Statement is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. As described in this Information Statement, the foregoing corporate actions were approved by our Board of Directors (the “Board”) by written consent on November 20, 2014.  On November 20, 2014, the Majority Holders, holding a majority of the issued and outstanding Common Stock of the Company, adopted by written consent the resolution approving the 2014 Stock Incentive Plan.  Such written consent constitutes the only stockholder approval required to approve the 2014 Stock Incentive Plan under the Colorado Business Corporation Act. Because the written consent of the Majority Holders satisfies all applicable stockholder voting requirements, the Board is not soliciting your proxy or consent in connection with the matters discussed above. You are urged to read the Information Statement carefully and in its entirety for a description of the actions taken by the Majority Holders.

The action will not become Effective before the date which is 21 days after this Information Statement was first mailed to stockholders. The Information Statement is being mailed on or about October 29, 2015, to stockholders of record on October 16, 2015 (the “Record Date”).

By order of the Board of Directors

/s/ Earnest Blackmon
Earnest Blackmon, CEO

United Cannabis Corporation

1600 Broadway, Suite 1600

Denver, Colorado 80202

INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)

OF THE SECURITIES EXCHANGE ACT OF 1934

This Information Statement (the “Information Statement”) is being mailed on or about October 29, 2015 to the holders of record at the close of business on October 16, 2015 (the “Record Date”), of the common stock (the Common Stock”) of United Cannabis Corporation, a Colorado corporation (the “Company” or “UCANN”), in connection with an action taken by written consent of the holders of a majority of our Common Stock in lieu of a meeting (the “Corporate Action”) to approve the 2014 Stock Incentive Plan (the “2014 Plan”).

The members of the Board of Directors (the “Board”) owning 38,690,000 shares of our issued and outstanding Common Stock (the “Consenting Stockholders”) have executed a written consent approving the Corporate Actions.  The Consenting Stockholders held of record on the Record Date approximately 86.1% of the total issued and outstanding Common Stock of the Company, which was sufficient to approve the Corporate Actions.  Dissenting stockholders do not have any statutory appraisal rights as a result of the action taken. The Board does not intend to solicit any proxies or consents from any other stockholders in connection with this action. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely to advise stockholders of the actions taken by written consent.

Colorado Business Corporation Act Section 7-107-104 (the “Code”) generally provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the three Consenting Stockholders who collectively own shares representing a majority of our Common Stock.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders of record on the Record Date. The corporate action described herein will be effective on the 21st day after the mailing of this Information Statement or November 19, 2015.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

FORWARD LOOKING STATEMENTS

This Information Statement and other reports that the Company files with the U.S. Securities and Exchange Commission (the “SEC”) contain forward-looking statements about the Company’s business containing the words “believes’, “anticipates”, “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, the Company has no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in the Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in future SEC filings.

VOTE REQUIRED TO APPROVE CORPORATE ACTIONS

As of the Record Date, there were 44,958,500 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote. For the approval of the Corporate Actions the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at the Record Date, or 22,479,251 shares, was required for approval.

CONSENTING STOCKHOLDERS

On November 20, 2014, the Board unanimously adopted resolutions declaring the advisability of, and recommending that stockholders approve, the Corporate Action. In connection with the adoption of these resolutions, the Board elected to seek the written consent of the holders of a majority of the Company’s issued and outstanding Common Stock in order to reduce the costs and implement the proposals in a timely manner.

On November 20, 2014, the following Consenting Stockholders, who are all members of the Company’s management team, who collectively owned 38,690,000 shares of the Company’s issued and outstanding Common Stock (approximately 86.1%), consented in writing to the proposed Corporate Actions:

Earnest Blackmon	22,428,000 shares, representing approximately 49.9%
Tony Verzura	14,952,000 shares, representing approximately 33.3%
Chad Ruby	1,310,000 shares, representing approximately 2.9%

Under Section 14(c) of the Exchange Act, the transaction cannot become effective until the expiration of the 20-day Period following the filing and mailing of the Definitive 14C.

The Company is not seeking written consent from any of our other stockholders, and stockholders other than the Consenting Stockholders will not be given an opportunity to vote with respect to the Corporate Actions.

APPROVE THE 2014 STOCK INCENTIVE PLAN

Description of the 2014 Plan

The Board of Directors believes that the 2014 Plan will advance the interests of the Company by encouraging and providing for the acquisition of an equity interest in the Company by employees, officers, directors, consultants, advisors, and service providers who provide services to the Company, and by providing additional incentives and motivation toward superior Company performance. The Board believes it also will enable the Company to attract and retain the services of key employees, officers, directors, consultants, and service providers by providing additional incentives and motivation toward superior Company performance.

General

The total number of shares that may be issued pursuant to Stock Incentives under the 2014 Plan will not exceed Four Million (4,000,000), subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions.

The 2014 Plan will be administered by the Compensation Committee once it is set up and until such time the 2014 Plan will be administered by the Board of Directors.  The Compensation Committee has full and exclusive power within the limitations set forth in the 2014 Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines; and interpreting the 2014 Plan. The Compensation Committee will determine the appropriate mix of stock options and stock awards to be granted to best achieve the objectives of the 2014 Plan.  The 2014 Plan may be amended by the Board or the Compensation Committee, without the approval of stockholders, but no such amendments may increase the number of shares issuable under the 2014 Plan or adversely affect any outstanding awards without the consent of the holders thereof.

Eligibility

Key employees and key persons who are nonemployee directors of the Company or its subsidiaries and consultants, advisors and service providers who are eligible to receive shares which are registered on SEC Form S-8 are eligible to receive awards under the 2014 Plan.

Types of Awards

The Compensation Committee may determine the type and terms and conditions of awards under the 2014 Plan. Awards may be granted in a combination of stock options, stock appreciation rights, and/or stock awards.   Such awards may have terms providing that the settlement or payment of one type of award automatically reduces or cancels the remaining award. Awards under the 2014 Plan may include the following:

Stock Options. Stock options entitle their holders to purchase shares of Common Stock at a specified price for a specified period. The exercise price of each option may not be less than 100% of fair market value on the date of grant. Fair market value for purposes of the 2014 Plan means the closing sales price on a national securities exchange of a share as reported in the appropriate composite listing for such exchange on such date.

Any stock option granted in the form of an incentive stock option will be intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. Only options granted to employees qualify for incentive stock option treatment. No incentive stock option shall be granted after November 20, 2024, which is 10 years from the date the 2014 Plan was initially adopted. A stock option may be exercised in whole or in installments, which may be cumulative. Shares of Common Stock purchased upon the exercise of a stock option must be paid for in full at the time of the exercise in cash or such other consideration determined by the Compensation Committee. Payment may include tendering shares of Common Stock or surrendering of a stock award, or a combination of methods.

Stock Appreciation Rights. A stock appreciation right is the right to receive a payment equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the stock appreciation right is exercised over the fair market value on the date of grant of the stock appreciation right. Any stock appreciation rights granted under the 2014 Plan will require that payment upon exercise be in the form of Common Stock of the Company.

Stock Awards. Stock awards are awards made in Common Stock or denominated in Common Stock units which entitle the recipient to receive future payments in shares, cash, or a combination thereof. Awards may be subject to conditions established by the Compensation Committee and set forth in the award agreement, and which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, and other measurements of performance. Awards may be subject to restrictions and contingencies regarding vesting and eventual payment as the Compensation Committee may determine.

Terms of Awards. All awards made under the 2014 Plan may be subject to vesting and other contingencies as determined by the Compensation Committee and will be evidenced by agreements approved by the Compensation Committee which set forth the terms and conditions of each award. The Compensation Committee, in its discretion, may accelerate or extend the period for the exercise or vesting of any awards.

Generally, all awards, except non-incentive stock options, granted under the 2014 Plan shall be nontransferable except by will or in accordance with the laws of descent and distribution or pursuant to a domestic relations order. During the life of the participant, awards can be exercised only by the participant. The Compensation Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the 2014 Plan upon the participant’s death.

Change in Control

Upon the occurrence of an event constituting a change in control of the Company as defined in the 2014 Plan, all awards outstanding will become immediately vested.

Tax Consequences

The following are the federal tax consequences generally arising with respect to awards granted under the 2014 Plan. The grant of an option will create no tax consequences for an optionee or the Company. The optionee will have no taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. Upon exercising an option other than an incentive stock option, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise; the Company will be entitled to a tax deduction for the same amount. The tax treatment for an optionee on a disposition of shares acquired through the exercise of an option depends on how long the shares have been held and whether such shares were acquired by exercising an incentive stock option or by exercising an option other than an incentive stock option. Generally, there will be no tax consequences to the Company in connection with the disposition of shares acquired under an option except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under the incentive stock option before the applicable incentive stock option holding periods have been satisfied.

With respect to other awards granted under the 2014 Plan that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or fair market value of shares or other property that is either transferable or not subject to substantial risk of forfeiture and the Company will be entitled to a deduction for the same amount. With respect to awards that are restricted as to transferability or subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the shares received at the time the shares or other property became transferable or not subject to substantial risk of forfeiture, whichever occurs earlier; the Company will be entitled to a deduction for the same amount.

Use of 2014 Plan Benefits

The future benefits or amounts that would be received under the 2014 Plan by executive officers and others are discretionary and are therefore not determinable at this time.  There are currently no agreements or understandings regarding the issuance of any options or shares under the 2014 Plan.

Awards Granted Under the 2014 Plan

As of September 30, 2015, there were stock options covering 600,000 shares outstanding with an exercise price of $.70 and a remaining term of approximately 9.3 years.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding our only equity compensation plan as of September 30, 2015:

Plan Category	Number of Securities to be issued upon exercise of outstanding options	Weighted Average exercise price of outstanding options	Number of Securities remaining available for future issuance

Equity compensation plan not approved by security holders(1)	600,000	$.70	3,400,000

__________________

(1)

2014 Stock Incentive Plan adopted by Board of Directors November 20, 2014.

NEW PLAN BENEFITS TABLE

The table below shows the number of options that will be granted to the individuals and groups named below if the 2014 Plan is approved by our stockholders:

Name	Position	Stock Options

Earnie Blackmon	Chief Executive Officer	200,000
Chad Ruby	Chief Operating Officer	200,000
Tony Verzura	Vice President	200,000
All Executive Officers as a Group		600,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our common stock as of September 30, 2015, by (i) each person whom we know beneficially owns more than 5% of the outstanding shares of our common stock; (ii) each of our executive officers; (iii) each of our directors; and (iv) all of our executive officers and directors as a group.  Unless otherwise indicated, to our knowledge each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise specified, the address of each of the persons set forth below is in care of UCANN at 1600 Broadway, Suite 1600, Denver, Colorado 80202.

The percentage of class beneficially owned is based on 44,958,500 shares of common stock issued and outstanding as of September 30, 2015. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants or the conversion of convertible securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Name	Number of Shares Beneficially Owned	Percentage of Class
Ernie Blackmon	22,628,000(1)	50.1%
Chad Ruby	1,510,000(2)	3.3%
Tony Verzura	15,152,000(3)	33.6%
All executive officers and directors as a group (three persons)	39,290,000(1) (2)(3)	86.2%

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(1)

Includes 200,000 shares underlying currently exercisable stock options held by Mr. Blackmon, assuming shareholder approval of the 2014 Stock Incentive Plan.

(2)

Includes 200,000 shares underlying currently exercisable stock options held by Mr. Ruby, assuming shareholder approval of the 2014 Stock Incentive Plan.

(3)

Includes 200,000 shares underlying currently exercisable stock options held by Mr. Verzura, assuming shareholder approval of the 2014 Stock Incentive Plan.

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC under the Exchange Act. You may obtain copies of this information by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may obtain on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports and other information about issuers that file electronically with the SEC. The address of that website is www.sec.gov.

WRITTEN CONSENT OF THE CONSENTING STOCKHOLDERS WHO COLLECTIVELY OWN SHARES REPRESENTING A MAJORITY OF OUR COMMON STOCK HAVE CONSENTED TO AND EFFECTING THE ADOPTION OF OUR 2014 STOCK INCENTIVE PLAN.  NO FURTHER VOTES OR PROXIES ARE NEEDED AND NONE ARE REQUESTED. THE BOARD IS NOT REQUESTING A PROXY FROM YOU AND YOU ARE REQUESTED NOT TO SEND A PROXY.

October 27, 2015	BY ORDER OF THE BOARD OF DIRECTORS

/s/ Earnest Blackmon
Earnest Blackmon, CEO